EXHIBIT 5.1

March 15, 2021

Scientific Industries, Inc.
80 Orville Drive
Bohemia, New York11716

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Scientific Industries, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 15, 2021, in connection with the registration under the Securities Act of 1933, as amended, of 1,093,000 additional shares (the “Shares”) of the Company’s Common Stock, par value $0.05 per share (the Common Stock”), reserved for issuance pursuant to the Company’s 2012 Stock Option Plan (the “Plan”). The Shares were authorized (i) as of February 28, 2020 under Amendment No. 1 to the Plan and (ii) as of March 1, 2021 under Amendment No. 2 to the Plan. This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have examined such documents, certificates and records as we have deemed appropriate for purposes of this letter.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters, without having independently verified such factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In connection with our opinion expressed below, we have assumed that, at or before the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plan, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use in connection with issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Reitler Kailas & Rosenblatt LLC
REITLER KAILAS & ROSENBLATT LLC